Exhibit 10.3
AMERICAN FIRST NATIONAL BANK

July 24th , 2013

Jonathan Carroll

Lazarus Energy LLC

801 Travis St., Suite 2100

Houston, TX 77002

Re: $10Million 90% Gty

USDA Ending of the Forbearance Agreement

Dear Mr. Carroll,

Attached please find a copy of the original USDA FIB Note and the Modified Note Agreement on the subject USDA loan. This is a courtesy letter informing you the ending of the forbearance period in August 12, 2013. Please resume payments on the note in the amount of $75,310.35 as reflected on the Note Modified Agreement. Payments on the note will be due on the first day of every month. The payment set forth was based on the re-amortized amount when the note was modified on June 1st, 2013. In addition, the payment reserve must be replenished in accordance with the original FIB Note.

All other loan covenants on the original promissory note will remain the same and active for the life and/or term of the subject note.

If you have further questions, please do not hesitate to phone me.

Regards,

/s/ ANALIZA DEL VALLE
AnaLiza del Valle
SVP/SBA Manage

Encl: FIB Promissory Note, Note Modification Agreement

9999 Bellaire Boulevard • Houston, Texas 77036 • Tel: 713-596-2888 • Fax: 713-596-2555
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